Exhibit 99.1

Distribution Solutions Group Announces Closing of Source Atlantic

Acquisition and Expansion of Its Credit Facility

FORT WORTH, TEXAS, August 15, 2024 - Distribution Solutions Group, Inc. (NASDAQ: DSGR) (“DSG” or the “Company”), a premier specialty distribution company, today announced the closing on its previously announced agreement to acquire Source Atlantic Limited (“Source Atlantic”) which was funded by the Company’s senior secured credit facility.

Additionally, on August 14, 2024, the Company entered into an amendment to its Amended and Restated Credit Agreement, dated April 1, 2022, increasing the borrowing capacity thereunder from $805 million to $1.06 billion, of which $255 million is structured as a revolving credit facility and $805 million is structured as a senior secured loan.

Additional information on the terms of the amendment can be found in a separate Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About Distribution Solutions Group, Inc.

Distribution Solutions Group, Inc. (“DSG”) is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support, and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 180,000 customers in several diverse end markets supported by approximately 3,700 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group, please visit www.distributionsolutionsgroup.com.

About Source Atlantic Limited

Source Atlantic Limited is an innovative and industry-leading wholesale distributor driven by delivering value and exceptional service to customers in Canada. Source Atlantic partners with hundreds of world-class suppliers, offers a multitude of specialized and technical services and has many value-added business solutions designed to improve customers’ efficiency and productivity. With over 500 employees, Source Atlantic has 24 locations across Canada with a heavy focus in Eastern Canada.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe-harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The Terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG’s business, financial condition and results of operations include the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with, including but not limited to Source Atlantic Limited, and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

Contacts

Company:

Distribution Solutions Group, Inc.

Ronald J. Knutson

Executive Vice President, Chief Financial Officer and Treasurer

1-888-611-9888

Investor Relations:

Three Part Advisors, LLC

Steven Hooser / Sandy Martin

214-872-2710 / 214-616-2207

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